UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2026

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, Jerry W. Nix, a current director of Marine Products Corporation (the “Company”), informed the Board of Directors that he will not stand for reelection as a director at the Company’s 2026 Annual Meeting of Stockholders.  Mr. Nix will serve out his term and continue to serve as a director of the Company until the 2026 Annual Meeting and will continue as Lead Independent Director, Chairman of the Human Capital Management and Compensation Committee, and Chairman of the Nominating and Corporate Governance Committee, and as a member of the Audit Committee, until the 2026 Annual Meeting.  Mr. Nix’s decision not to stand for reelection was not due to any disagreement between Mr. Nix and the Company regarding any matter relating to the Company’s operations, policies or practices.

Item 8.01  Other Events.

On January 28, 2026, Marine Products Corporation issued a press release titled, "Marine Products Corporation Announces Regular Quarterly Cash Dividend."  The press release announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share payable March 10, 2026 to common stockholders of record at the close of business on February 10, 2026.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated January 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: January 28, 2026	/s/ Michael L. Schmit
Michael L. Schmit
Vice President and Chief Financial Officer

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